                                                                          EX-99
                                Investors Real Estate Trust

                                  SUBSCRIPTION AGREEMENT

                  AMOUNT $_________________ NUMBER OF COMMON SHARES ___________

OWNERSHIP         Name(s)
REGISTRATION:             -----------------------------------------------------
                                                            (investor(s) names)
                  Address
                          -----------------------------------------------------
                  City                             State            Zip
                      ---------------------------       ----------     --------

                  Social Security Number ____-____-____ or Tax I.D.# ___-_____ Date of Birth ____/____/____

                  Social Security Number ____-____-____ or Tax I.D.# ___-_____ Date of Birth ____/____/____

Under penalties of perjury, the undersigned certified (1) that the number shown as his taxpayer identification number is his correct taxpayer identification number and (2) that he is not subject to back up withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest and dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding.

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MAILING ADDRESS   Name(s)
                          -----------------------------------------------------
FOR CORRESPONDENCE
AND CASH          Address
                          -----------------------------------------------------
DISTRIBUTIONS     City                             State            Zip
                      ---------------------------       ----------     --------
(If different
from above)
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TITLE TO ____Individual      ____Tenants in Common  ____IRA    ____Partnership
BE HELD: ____Joint Tenants/  ____Corporation        ____Trust  ____Pension Plan
              Rights of Survivorship ____Marital Property _____Custodian ____Profit Sharing
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SIGNATURES:   I hereby certify as follows:  That a copy of the Prospectus, including the Subscription Agreement attached thereto, as amended and/or supplemented to date, has been delivered to me, and I acknowledge that such Prospectus was received.

              Executed this ___ day of _________, 199___, at _____________(city)
              ____ (state).

              Signature (investor's, otherwise Trustee of IRA, Pension Plan, etc.) _____________________________________

              Additional Signature (if joint tenant) _________________________

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The undersigned hereby represents that it has reasonable grounds to believe on the basis of information obtained from the above-named investor concerning his-her investment objectives, other investments, financial situation and needs, and any other information known by it that:

A. The above-named investor is or will be in a financial position appropriate to enable him-her to realize, to a significant extent, the benefits discussed in the Prospectus;
B. The above-named investor has a fair market net worth sufficient to sustain the risks inherent in the Shares, including loss of investment and lack of liquidity; and
C. The Shares are otherwise suitable for the above-named investor. I further represent that prior to executing this purchase transaction, I informed the above-named investor of all pertinent facts relating to the liquidity of the Shares.
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SOLICITING    Firm
                   ------------------------------------------------------------
DEALER
ENDORSEMENT:  Registered Representative _____________________ Phone ___________

              Address
                      ---------------------------------------------------------



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              Dealer Authorized Signature
                                          -------------------------------------
NOTE:         Checks to be made payable to: INVESTORS REAL ESTATE TRUST,
              12 SOUTH MAIN ST., MINOT, ND 58701

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Accepted by:  INVESTORS REAL ESTATE TRUST

              By: ODELL-WENTZ & ASSOCIATES              Date _________________
                       (Advisor)





















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